UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2026

AmeriServ Financial, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2025, AmeriServ Financial, Inc. (the “Company”) entered into a previously disclosed Consulting Agreement (the “Original Agreement”) with SB Value Partners, L.P. (the “Advisor”). As a result of the value of the services provided to date by the Advisor under the Original Agreement and services provided by the Advisor beyond the scope of the Original Agreement, including in connection with the Company’s recent announcement of a strategic alliance to expand investment opportunities between AmeriServ Financial Bank and Federated Hermes, Inc., the Company entered into an Amended and Restated Consulting Agreement (the “Agreement”) with the Advisor on January 6, 2026 pursuant to which, among other things, the Company desires to expand and supplement the nature and scope of the consulting services to be provided by the Advisor (the “Phase II Consulting Services”). As of the date of the Agreement, the Advisor beneficially owns 1,274,551 shares (the “Current SBV Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or approximately 7.7% of outstanding shares of Common Stock.

Under the Agreement, in addition to the services to be provided under the Original Agreement, the Advisor is also engaged by the Company to perform, for the period from January 6, 2026 to June 30, 2026, which automatically extends for additional six-month periods (up to end of 4-year term of the Original Agreement) unless either party gives a written notice of termination at least 30 days prior to the end of the applicable 6-month period (such period, the “Phase II Consulting Period”), the Phase II Consulting Services, which include (i) developing, in conjunction with the appropriate Company managers, business development plans for an agreed upon number of the Company’s business lines if, when and where applicable; (ii) developing, in conjunction with the appropriate Company managers, revenue, AUM, and cash generated goals and objectives for an agreed upon number of the Company’s lines of business if, when and where applicable; (iii) developing, in conjunction with the appropriate Company managers, key performance indicators and actionable reporting plans relating to key performance indicators of select company business lines; (iv) developing, in conjunction with the appropriate Company managers, written policies relating specifically to performance and accountability of select company business lines, and (v) consulting with appropriate Company personnel regarding best in class shareholder relations and communications. The Phase II Consulting Services provided by the Advisor under the Agreement shall be conducted by or under the supervision and direction of the Senior Consultant. In connection with the Phase II Consulting Services, two experienced and senior level employees (the “Seconded SBV Employees”) of the Advisor, who have been previously identified to the Company, will be made available on a full-time basis during the Phase II Consulting Period to assist with and provide specific Phase II Consulting Services as agreed upon by the Company and the Advisor. The Senior Consultant or the Seconded SBV Employees shall coordinate the Phase II Consulting Services with and through the Chairman of the Board of Directors or the Company’s Chief Executive Officer. During the Phase II Consulting Period, the Seconded SBV Employees will devote substantially all of their time to the provision of Phase II Consulting Period and shall be on-site at the Company’s offices for the majority of two (2) weeks each month during the Phase II Consulting Period.

In consideration of (i) the consulting and advisory services under the Original Agreement since April 2025, (ii) services provided by the Advisor since April 2025 that exceeded the scope of consulting and advisory services under the Original Agreement, and (iii) the Phase II Consulting Services, the Company has agreed to issue on or about January 6, 2026 (a) to the Advisor (or its designated affiliate), 350,000 shares (the “SBV Shares”) of the Common Stock and (b) an aggregate of 83,000 shares (the “Employee Incentive Shares”) of the Common Stock for the benefit of certain employees or affiliates of the Advisor, including the Seconded SBV Employees, who are engaged in performing the consulting and advisory services under the Original Agreement or the Phase II Consulting Services. The issuance of the foregoing shares is in lieu of the issuance of shares described in the Original Agreement. Based on shares of the Common Stock owned by the Advisor on the date of the Agreement and the shares issued under the Agreement, the Advisor will own approximately 1,645,051 shares of the Common Stock, representing approximately 9.7% of the then outstanding shares of the Common Stock. In addition, for the Phase II Consulting Services, the Company shall (I) pay the Advisor $20,000 per month in cash during the Phase II Consulting Period, (II) reimburse the Advisor up to $20,000 per month during the Phase II Consulting Period for the base salaries and benefits of the two Seconded SBV Employees, and (III) make incentive cash payments to the Advisor with respect to specific tasks performed by the Seconded SBV Employees and in amounts agreed upon in good faith by the Company and the Advisor. In addition, the Company will reimburse the Advisor for all of its reasonable out-of-pocket expenses incurred by or on behalf of the Advisor in connection with the Agreement.

Under the Agreement, the Advisor agrees that it will not, and its affiliates will not, transfer without the prior written consent of the Company (i) any of the SBV Shares until the later of (a) December 31, 2027 or (b) the expiration or termination of the Phase II Consulting Period, and (ii) any of the Current SBV Shares until the expiration or termination of the Phase II Consulting Period (each date, as applicable, the “Permitted Share Transfer Date”). For a one-year period following the applicable Permitted Share Transfer Date, the Company has the right to purchase any of the SBV Shares or the Current SBV Shares (the “Offered Shares”) that the Advisor or its affiliate desire to transfer, as described in a written notice to the Company. Following delivery of a transfer notice, the Company will have ten business days to notify the Advisor of its intention to purchase for cash all of the Offered Shares identified in such notice at a price equal to the 10-day volume weighted average closing price immediately preceding the delivery of the notice. The Company may assign its repurchase rights to an affiliate of the Company or, with the prior written consent of the Advisor (which shall not be unreasonably withheld), to any third party. These restrictions shall not apply to any proposed transfers of the Common Stock in connection with any “Extraordinary Transaction” (as defined in the Agreement) and any proposed transfers of the Common Stock at any time that the Advisor owns less than 5.0% of the Company’s then outstanding shares of the Common Stock.

The Agreement will remain in effect until the earlier of April 15, 2029 or the termination of the Cooperation Agreement (such date, the “Termination Date”). Either party may terminate the Agreement in the event of an uncured material breach of the Agreement by the other Party. The term of the Agreement may be extended at any time by mutual written agreement of the parties, with the Termination Date being extended for a corresponding timeframe.

The foregoing descriptions of the Agreement and the Original Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Agreement and the Original Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the SBV Shares and the Employee Incentive Shares by the Company to the Advisor from Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Consulting Agreement, dated as of April 15, 2025, between AmeriServ Financial, Inc. and SB Value Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2025).

10.2	Amended and Restated Consulting Agreement, dated as of January 6, 2026, between AmeriServ Financial, Inc. and SB Value Partners, L.P.

99.1	Press release, dated January 7, 2026, of AmeriServ Financial, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: January 7, 2026	By	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President & Chief Executive Officer